EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement on Form N-2 (File No. 333-269714) of Prospect Capital Corporation of our report dated August 9, 2024, relating to the combined consolidated financial statements of National Property REIT Corp. as of December 31, 2023 and for the year then ended, appearing in this Amendment No. 1 to the Annual Report on Form 10-K of Prospect Capital Corporation for the year ended June 30, 2024.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
December 13, 2024